                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                  INFOUSA INC.
                (Name of Registrant as Specified in Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

                                 (INFOUSA LOGO)

                                  INFOUSA INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 21, 2003

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of infoUSA Inc., a Delaware corporation (the "Company"), will be held on Monday, April 21, 2003, at 5:00 p.m. local time, at The Jaipur, 10999 Elm Street, Omaha, Nebraska 68114, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

                  1. To elect three directors to the Board of Directors for a term of three years;

                  2. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003; and

                  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on March 5, 2003 are entitled to receive notice of and to vote at the meeting.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE INCLUDED FOR THAT PURPOSE. STOCKHOLDERS ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE RETURNED A PROXY.

                                                        Sincerely,

                                                        /s/ FRED VAKILI

                                                        Fred Vakili
                                                        Secretary
Omaha, Nebraska
March 21, 2003

                                  INFOUSA INC.

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed Proxy is solicited on behalf of infoUSA Inc., a Delaware corporation (the "Company"), for use at its 2003 Annual Meeting of Stockholders to be held on Monday, April 21, 2003, at 5:00 p.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Jaipur, 10999 Elm Street, Omaha, Nebraska 68114. The Company's principal executive offices are located at 5711 South 86th Circle, Omaha, Nebraska 68127. The Company's telephone number is (402) 593-4500.

         These proxy solicitation materials are being mailed on or about March 21, 2003 to all stockholders entitled to vote at the meeting. The Company's Annual Report for the fiscal year ended December 31, 2002, including audited financial statements, is being mailed to stockholders concurrently with this Proxy Statement.

RECORD DATE; OUTSTANDING SHARES

         Stockholders of record at the close of business on March 5, 2003 (the "Record Date") are entitled to receive notice of and vote at the meeting. On the Record Date, 51,165,410 shares of the Company's Common Stock, $.0025 par value per share, were issued and outstanding. For information regarding holders of more than five percent of the outstanding Common Stock, see "Security Ownership."

REVOCABILITY OF PROXIES

         Proxies given pursuant to this solicitation may be revoked at any time before they have been voted. Proxies may be revoked by delivering a written notice of revocation to the Company or by duly executing and delivering to the attention of the Secretary of the Company a proxy bearing a later date. Proxies may also be revoked if the stockholder attends the meeting and votes in person.

VOTING AND SOLICITATION

         The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Every holder of record of Common Stock on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for three nominees and the three nominees with the greatest number of votes will be elected. Ratification of the appointment of the Company's independent public accountants requires a vote of the majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote.

         The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining whether a quorum is present. With respect to the election of directors (elected by a plurality of the votes), abstentions will not be taken into account in determining the outcome of the election. With respect to the other matters being considered, abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will not be taken into account in determining the outcome of the votes on that matter.

         The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees personally, by telephone or by telegram and no additional compensation will be paid to such individuals.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

         The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to a company, to present proposals for stockholder action in a company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by corporate action in accordance with the proxy rules. Stockholder proposals that are intended to be presented at the Company's 2004 Annual Meeting must be received by the Company no later than November 23, 2003 to be included in the proxy statement and form of proxy for that meeting. The Company's proxy for the 2004 Annual Meeting may confer on the proxy holder discretionary authority to vote on any Stockholder proposals that are intended to be presented at the Company's 2004 Annual Meeting that are received after February 5, 2004.

         The Company's Bylaws provide that certain requirements be met in order that business may properly come before the stockholders at the Annual Meeting. Among other things, stockholders intending to bring business before the Annual Meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be received by the Company no later than the close of business on the 10th day following the date of this Proxy Statement. Stockholders desiring to bring matters for action at an Annual Meeting should contact the Company's Secretary for a copy of the relevant requirements. Additionally, any stockholder wishing to recommend candidates for Board membership generally should submit the recommendation in writing to the Secretary of the Company at least 30 but no more than 60 days prior to the Annual Meeting, with the submitting stockholder's name, address and stockholdings and pertinent information about the proposed nominee. Any stockholder wishing to bring matters for action at this year's Annual Meeting should note that, as permitted by the proxy rules, the persons named as proxies may exercise discretionary voting authority with respect to any such proposal because the proposals will have been received after February 12, 2003 (as disclosed in the Proxy Statement for the 2002 Annual Meeting).

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

GENERAL

         The Company's Board of Directors presently consists of seven directors and is divided into three classes, one of which has three directors and two of which have two directors, with the term of office of one class expiring each year. The terms of office of Vinod Gupta, George F. Haddix and Dr. Vasant H. Raval expire at this year's Annual Meeting. The terms of office of Harold W. Andersen and Elliot S. Kaplan expire at the 2004 Annual Meeting and the terms of office of Richard J. Borda and Dennis P. Walker expire at the 2005 Annual Meeting.

         The Company is proposing that the stockholders re-elect the three directors whose terms expire this year (Messrs. Gupta and Haddix and Dr. Raval) for terms expiring at the 2006 Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.

         Dr. Raval was appointed to the Board in October 2002 and Messrs. Borda and Walker were appointed to the Board in February 2003 to fill vacancies created by director resignations.

VOTE REQUIRED

         The three nominees receiving the highest number of affirmative votes of the shares represented at the Annual Meeting in person or by proxy and entitled to vote will be elected to the Board of Directors.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

         THE BOARD OF DIRECTOR RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH NOMINEE LISTED BELOW.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

         The names of the nominees, and certain information about them, are set forth below:

                                                                                             NOMINATED
                                                                                DIRECTOR     FOR TERM
NAME OF DIRECTOR           AGE     POSITION/PRINCIPAL OCCUPATION                 SINCE       EXPIRING
Vinod Gupta                 56     Chairman of the Board and Chief Executive     1972          2006
                                   Officer of the Company
George F. Haddix(2)(3)      64     Director; Individual Investor                 1995          2006
Dr. Vasant H. Raval(1)      63     Director; Professor and Chair, Department     2002          2006
                                   of Accounting, at Creighton University

(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Governance and Nominating Committee.

         VINOD GUPTA is the founder of the Company, has been Chairman of the Board of the Company since its incorporation in 1972 and was named Chief Executive Officer effective August 1, 1998. Mr. Gupta previously served as Chief Executive Officer of the Company from the time of its incorporation in 1972 until September 1997. Mr. Gupta holds a B.S. in Engineering from the Indian Institute of Technology, Kharagpur, India, and an M.S. in Engineering and an M.B.A. from the University of Nebraska.

         GEORGE F. HADDIX has served as a director of the Company since March 1995. Mr. Haddix is Chief Executive Officer and Chairman of PKW Holdings, Inc. and PKWARE, INC., computer software companies headquartered in Brown Deer, Wisconsin. From November 1994 to December 1997, Mr. Haddix served as President of CSG Holdings, Inc. and CSG Systems International, Inc., companies providing software and information services to the communications industry. Mr. Haddix is a director of CSG Systems International, Inc., a service provider for communication companies based in Englewood, Colorado. Mr. Haddix holds a B.A. from the University of Nebraska, an M.A. from Creighton University and a Ph.D. from Iowa State University, all in Mathematics.

         DR. VASANT H. RAVAL has served as a director of the Company since October 2002. Mr. Raval has been Professor and Chair of the Department of Accounting at Creighton University since July 2001. He joined the Creighton University faculty in 1981 and has served as Professor of Accounting and Associate Dean and Director of Graduate Programs at the College of Business Administration.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

         The names and certain other information about the directors whose terms of office continue after the Annual Meeting are set forth below:

                                                                                                  DIRECTOR        TERM
NAME OF NOMINEE                       AGE        POSITION/PRINCIPAL OCCUPATION                     SINCE          EXPIRES
Harold W. Andersen (1)(2)(3)          79         Director; Contributing Editor to Omaha             1993           2004
                                                 World Herald and Retired Publisher of Omaha
                                                 World Herald Company.
Elliot S. Kaplan                      66         Director; Senior Partner in law firm of            1988           2004
                                                 Robins, Kaplan, Miller & Ciresi L.L.P.
Richard J. Borda(1)                   71         Director; Retired                                  2003           2005
Dennis P. Walker(2)(3)                57         Director; President and Chief Executive            2003           2005
                                                 Officer of Jet Linx Aviation.

----------------
(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Governance and Nominating Committee.


         HAROLD W. ANDERSEN has served as a director of the Company since September 1993. He is the former President, Chief Executive Officer, Chairman and Publisher of the Omaha World Herald Company, a newspaper publishing company. Mr. Andersen is currently a Contributing Editor to the Omaha World Herald. Mr. Andersen holds a Bachelor of Science in Liberal Arts from the University of Nebraska.

         ELLIOT S. KAPLAN has served as a director of the Company since May 1988. He is a name partner and former Chairman of the Executive Board of the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. and has practiced law continuously with that firm since 1961. Mr. Kaplan is also a director and officer of Best Buy Co., Inc. Mr. Kaplan holds a B.A. in Business Administration and a J.D. from the University of Minnesota.

         RICHARD J. BORDA has served as a director of the Company since February 2003. Prior to his retirement in 1990, Mr. Borda was Vice Chairman and Chief Financial Officer of National Life Insurance Company from 1985 to 1990, and Chairman and Chief Executive Officer of Sentinel Group Funds, Inc. from 1986 to 1990. Mr. Borda is also a director of two mutual funds in the Sentinel Group Funds, Inc. family, and has 25 years experience in the banking industry, including serving as Executive Vice President of Wells Fargo Bank. Mr. Borda holds an A.B. in Economics and an M.B.A. from Stanford University.

         DENNIS P. WALKER has served as a director of the Company since February 2003. Mr. Walker has been President and Chief Executive Officer of Jet Linx Aviation, a corporate jet fractional ownership company, since May 1999. From 1988 to 2002, he was Executive Vice President of Memberworks, Inc., a company which he co-founded. Mr. Walker has also held senior level marketing positions with First Data Resources and IBM.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of six meetings during 2002. The Board of Directors has an Audit Committee and a Compensation Committee. The Board has a Governance and Nominating Committee which was established in January 2003.

         The Audit Committee, which currently consists of directors Harold W. Andersen, Richard J. Borda and Dr. Vasant H. Raval, met six times in 2002. The Audit Committee operates under a written charter adopted by the Board of Directors. The committee has primary responsibility for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. A report of the Audit Committee is contained in this Proxy Statement. All members of the Company's Audit Committee are independent directors as defined by the rules of the National Association of Securities Dealers ("NASD") for companies listed on the Nasdaq National Market.

         The Compensation Committee, which currently consists of directors Harold W. Andersen, George F. Haddix and Dennis P. Walker, met two times during 2002. This committee has been delegated the duties of administering existing and future stock and option plans of the Company, including the Company's 1992 Stock Option Plan and the Company's 1997 Stock Option Plan, and establishing the compensation of the Company's executive officers.

         The Governance and Nominating Committee, which currently consists of directors Harold W. Andersen, Dennis P. Walker and George F. Haddix, was created in January 2003. This committee has been delegated the duties of evaluating Board governance practices and making Board membership recommendations. The committee will consider candidates recommended by shareholders in light of the committee's established criteria for director candidates so long as such recommendations comply with the procedures described in "Deadlines for Receipt of Stockholder Proposals" above.

         No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.

BOARD COMPENSATION

         Non-employee directors receive an annual cash retainer of $48,000, payable in monthly installments of $4,000 each. Additionally, at the date of each Annual Meeting of the Stockholders of the Company, each person who is elected a director at such meeting, or whose term as a director continues after such meeting, is automatically granted an option to purchase 10,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of a share of Common Stock on the date of the meeting. Such options are fully vested at the date of grant, and expire on the fifth anniversary of the grant. Employee directors do not receive compensation for their service on the Board.

                               SECURITY OWNERSHIP

         The following table sets forth the beneficial ownership of the Company's Common Stock as of the Record Date (i) by each of the executive officers named in the table under "Executive Compensation -- Summary Compensation Table," (ii) by each director, (iii) by all current directors and executive officers as a group and (iv) by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                                                  PERCENT OF
                                                       COMMON STOCK           OUTSTANDING SHARES
BENEFICIAL OWNERS                                 BENEFICIALLY OWNED(1)        OF COMMON STOCK
-----------------                                 ---------------------       ------------------
Vinod Gupta ...............................            19,881,660                    38.1%
   5711 South 86th Circle
   Omaha, NE 68127

Liberty Wanger Asset Management, L.P. .....             3,271,200                     6.4%
   227 West Monroe Street, Suite 3000
   Chicago, Illinois 60606-5016

Liberty Acorn Trust........................             2,685,000                     5.2%
    227 West Monroe Street, Suite 3000
    Chicago, Illinois  60606

FMR Corp...................................             3,407,617                     6.7%
    82 Devonshire Street
    Boston, Massachusetts 02109

Harold W. Andersen(2)......................               130,515                     **

Richard J. Borda...........................                    -0-                    **

George F. Haddix...........................               292,215                     **

Elliot S. Kaplan...........................               261,495                     **

Dr. Vasant H. Raval........................                    -0-                    **

Dennis P. Walker...........................                    -0-                    **

Allen F. Ambrosino(3)......................               368,173                     **

William L. Kerrey(4).......................               232,079                     **

Edward C. Mallin...........................                75,052                     **

Monica Messer..............................               595,739                    1.2%

Michael J. Morreale(5).....................                77,466                     **

All directors and executive officers as
   a group (18 persons)....................            22,688,647                   42.3%

-------------

**   Less than 1%

(1) Includes the following shares that may be purchased within 60 days of the Record Date pursuant to the exercise of outstanding options: Mr. Gupta, 1,016,660 shares; Mr. Andersen, 71,915 shares; Mr. Haddix, 71,915 shares; Mr. Kaplan, 77,915 shares; Mr. Ambrosino, 220,914 shares; Mr. Mallin, 37,998 shares; Ms. Messer, 320,914 shares; Mr. Morreale, 75,120 shares; Mr. Kerrey, 123,079 shares; and all directors and executive officers as a group, 2,416,626 shares.

(2)  Includes 10,000 shares owned by Mr. Andersen's spouse.

(3) Includes 6,830 shares jointly owned with Mr. Ambrosino's spouse. Also includes 24,750 shares owned by Mr. Ambrosino's spouse.

(4) Mr. Kerrey resigned in June 2002 but served as an independent contractor through the remainder of 2002.

(5)  Mr. Morreale resigned in January 2003.


                                  PROPOSAL TWO
                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         At the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP, independent accountants, to audit the books, records and accounts of the Company for the current fiscal year ending December 31, 2003. KPMG LLP has audited the Company's financial statements since October 14, 1998.

         The affirmative vote of a majority of the shares represented at the Annual Meeting in person or proxy and entitled to vote will be required to ratify the Board's selection of KPMG LLP. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH SELECTION.

AUDIT FEES

         KPMG LLP billed the Company an aggregate of $244,000 for the annual audit for fiscal year 2002 and for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEE

         KPMG LLP did not bill the Company for any services relating to financial systems design and implementation for the Company performed in fiscal year 2002.

ALL OTHER FEES

         KPMG LLP billed the Company an aggregate of $225,000 for professional services related to acquisition due diligence work, retirement plans and employee 401(k) plan audits, tax filings and other special projects under the direction of the Audit Committee. The Audit Committee has reviewed these services and has determined that the provision of these services is compatible with maintaining the accountant's independence.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of the Company consists of three independent directors and operates under a written charter adopted by the Board of Directors. Management is responsible for the Company's internal control and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

         Based upon Committee's discussion with management and the independent accountants and the Committee's review of the representations of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE
                               Harold W. Andersen
                                Richard J. Borda
                               Dr. Vasant H. Raval

                                PERFORMANCE GRAPH

         The following Performance Graph compares the cumulative total return to stockholders of the Company's Common Stock from December 31, 1997 to December 31, 2002 to the cumulative total return over such period of (i) The Nasdaq Stock Market (U.S. Companies) Index, (ii) the S&P Data Processing Index, and (ii) through December 31, 2001 only, the JPMorgan H&Q Technology Index (formerly known as the "Chase H&Q Technology Index"). The Company is replacing the JPMorgan H&Q Technology Index with the S&P Data Processing Services Index because the former index was discontinued in 2002. The performance graph is not necessarily indicative of future investment performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 AMONG INFOUSA INC., NASDAQ STOCK MARKET INDEX,
                       S&P DATA PROCESSING SERVICES INDEX
                        AND JPMORGAN H&Q TECHNOLOGY INDEX

                                    (GRAPH)

                                       31-DEC-97   31-DEC-98    31-DEC-99    31-DEC-00    31-DEC-01    31-DEC-02
                                       ---------   ---------    ---------    ---------    ---------    ---------
infoUSA Common Stock**                   $100       $ 51.22      $136.00      $ 32.98      $ 67.71      $ 48.49
NASDAQ (U.S. Companies)                  $100       $140.99      $261.48      $157.42      $124.89      $ 86.33
S&P Data Processing Services Index       $100       $116.07      $158.08      $190.92      $207.84      $147.73
JPMorgan H&Q Technology Index            $100       $155.54      $347.38      $224.57      $155.23          ***

* Assumes $100 invested on December 31, 1997 in infoUSA Inc. Common Stock, Nasdaq Stock Market (U.S. Companies) Index, S&P Data Processing Services Index and JPMorgan H&Q Technology Index.

** In October 1997, the Company reclassified its existing Common Stock as Class B Common Stock, authorized a new class of Common Stock designated Class A Common Stock (together, the "Reclassification") and declared a dividend of one share of Class A Common Stock for each share of Class B Common Stock outstanding (the "Stock Dividend"). The Stock Dividend had the effect of a two-for-one stock split. In October 1999, the Company combined its Class A and Class B Common Stock. The information set forth above for periods prior to the combination reflects the historical trading information of the Class B Common Stock.

***  Discontinued in 2002.

         The information contained in the Performance Graph will not be deemed to be "soliciting material" or to be "filed" with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into any such filing.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid by the Company for fiscal years 2002, 2001 and 2000 to the Company's Chief Executive Officer, each of the other four most highly compensated executive officers of the Company, and William L. Kerrey, who would have been one of the four most highly compensated executive officers of the Company but for his resignation from the Company in June 2002 (together, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                           Long-Term
                                                                                          Compensation
                                                             Annual Compensation          ------------
                                                           -----------------------            Stock           All Other
Name and Principal Position                       Year     Salary ($)     Bonus($)         Options (#)     Compensation($)
---------------------------                       ----     ----------     --------         -----------     ---------------
Vinod Gupta.................................      2002      560,000(1)     430,000            500,000           5,500
   Chairman and Chief Executive Officer           2001       96,000(1)          -0-         1,200,000           2,400
                                                  2000       96,000(1)          -0-                -0-          2,262

Allen F. Ambrosino..........................      2002      300,000        104,458            200,000             -0-
   President, Donnelly Marketing                  2001      300,000         66,078            124,000             -0-
                                                  2000      300,000        107,219                 -0-            -0-

Edward C. Mallin............................      2002      300,000        176,980             20,000           5,500
   President, Walter Karl                         2001      295,000        164,024             54,000           5,100
                                                  2000      250,000        151,500             20,000           5,100

Monica Messer...............................      2002      300,000         25,000            200,000           5,500
   Chief Operations Officer and Chief             2001      300,000             -0-            49,000           5,100
   Information Officer, Database and              2000      295,000             -0-                -0-          5,100
   Technology Group

Michael J. Morreale (2).....................      2002      250,000         94,458                 -0-          5,500
   Vice President, Donnelly Marketing             2001      250,000         60,269             18,000           5,100
                                                  2000      200,000        201,030                 -0-          5,100

William L. Kerrey (3).......................      2002      324,231(4)      40,738(5)              -0-          5,500
   President, Database Licensing                  2001      300,000        164,466            124,000           5,100
                                                  2000      300,000        275,000(5)          20,000           5,100

-----------

(1) Excludes certain amounts paid to Annapurna Corporation for reimbursement of Company related travel and entertainment expenses and to Everest Investment Management for rent and investment advisory fees, all as more particularly set forth under "Certain Transactions" in this Proxy Statement.

(2)  Mr. Morreale resigned in January 2003.

(3) Mr. Kerrey resigned in June 2002 but served as an independent contractor through the remainder of 2002.

(4) Includes $35,769 paid vacation and $150,000 paid to James Company, which is owned by Mr. Kerrey.

(5) Includes $40,738 paid to James Company in 2002 and $50,000 paid to James Company in 2000.

OPTION GRANTS IN THE LAST FISCAL YEAR

         The following table sets forth each grant of stock options made during the year ended December 31, 2002 to each of the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                                        -----------------
                                            PERCENT OF TOTAL                MARKET                   POTENTIAL REALIZABLE VALUE
                               OPTIONS     OPTIONS GRANTED TO                PRICE                   AT ASSUMED ANNUAL RATES OF
                               GRANTED       EMPLOYEES IN      EXERCISE    ON GRANT   EXPIRATION      STOCK PRICE APPRECIATION
           NAME                  (#)         FISCAL YEAR       PRICE ($)   DATE ($)      DATE           FOR OPTION TERM($)(2)
           ----               ----------   ------------------  ---------   --------   ----------     --------------------------
                                                                                                           5%           10%
                                                                                                         -------      -------
Vinod Gupta ...............   500,000(1)           38.5%        $10.00       $7.14     05/03/07             --        749,521

Allen F. Ambrosino ........   200,000(1)           15.4%        $10.00       $7.14     05/03/07             --        299,808

Edward C. Mallin ..........    20,000(1)            1.5%        $10.00       $7.14     05/03/07             --         29,981

Monica Messer .............   200,000(1)           15.4%        $10.00       $7.14     05/03/07             --        299,808

Michael J. Morreale .......       -0-                --             --          --           --             --            ---

William L. Kerrey .........       -0-                --             --          --           --             --            ---

---------

(1) Figures represent options under the 1997 Stock Option Plan, which vest and become exercisable as follows: 25% vest on the first anniversary of the date of grant. The remaining 75% of the options vest and become exercisable equally over the next 36 months, provided that the optionee continues to be employed by the Company.

(2) Potential realizable value is based on an assumption that the market price of the underlying security appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth, for each of the Named Executive Officers, the value realized on exercised options and the year-end value of unexercised options:

                           AGGREGATED OPTION EXERCISES
                       AND DECEMBER 31, 2002 OPTION VALUES


                                                                 NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN-
                                                                UNDERLYING UNEXERCISED           THE-MONEY OPTIONS
                               SHARES                          OPTIONS AT 12/31/02(#)            AT 12/31/02 ($)(1)
                             ACQUIRED ON        VALUE        ---------------------------    ---------------------------
NAME                        EXERCISE (#)    REALIZED ($)     EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                        ------------    ------------     -----------   -------------    -----------   -------------
Vinod Gupta ..............      -0-             -0-            774,995       1,325,005          -0-             -0-
Allen F. Ambrosino .......      -0-             -0-            207,664         226,336          -0-             -0-
Edward C. Mallin .........      -0-             -0-             88,195          40,085          -0-             -0-
Monica Messer ............      -0-             -0-            299,329         234,671          -0-             -0-
Michael J. Morreale ......      -0-             -0-             75,120          27,755          -0-             -0-
William L. Kerrey ........      -0-             -0-            163,079             -0-          -0-             -0-

----------------

(1) Based on the market price of $4.97 per share of Common Stock on December 31, 2002.

EQUITY COMPENSATION PLAN TABLE

         The following table sets forth aggregate information regarding grants under all equity compensation plans of the Company as of December 31, 2002:

                                                                                             NUMBER OF SECURITIES
                                                                                         REMAINING AVAILABLE FOR FUTURE
                                   NUMBER OF SECURITIES TO BE      WEIGHTED-AVERAGE          ISSUANCE UNDER EQUITY
                                    ISSUED UPON EXERCISE OF       EXERCISE PRICE OF            COMPENSATION PLANS
                                     OUTSTANDING OPTIONS,        OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES REFLECTED
                                     WARRANTS AND RIGHTS         WARRANTS AND RIGHTS              IN COLUMN (a))
PLAN CATEGORY                                (a)                         (b)                          (c)
-------------                      --------------------------    --------------------    -------------------------------
Equity compensation plans
approved by security holders               5,560,384                    $8.08                        901,753

Equity compensation plans not
approved by security holders                     -0-                      N/A                            -0-
                                           ---------                    -----                        --------

                 Total                     5,560,384                    $8.08                        901,753

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors reviews and approves salaries, bonuses and other compensation payable to the Company's executive officers. The Compensation Committee consisted of Directors Harold W. Andersen, George F. Haddix and Elliot S. Kaplan during fiscal year 2002, and will consist of Directors Harold W. Andersen, George F. Haddix and Dr. Vasant H. Raval during fiscal year 2003. None of these persons is an employee of the Company.

         The Compensation Committee's policy in establishing compensation for executive officers is to reward sustained performance through the payment of base salaries, reward current performance through annual bonuses, and provide long-term incentives through stock options and other opportunities for equity ownership. When establishing the amounts of such compensation, the Compensation Committee considers publicly available information concerning executive compensation levels paid by other companies in the Omaha, Nebraska area and in the industry generally.

         The Compensation Committee reviewed and approved compensation packages for all executive officers in fiscal 2002, including base salaries, bonus plans and stock options. For executive officers other than the Chief Executive Officer, base salaries are based on each officer's responsibilities and historical performance. During 2002, two bonus plans were in effect. The first applies to general managers of product sales groups and is based upon each general manager achieving a defined percentage of the Company's internal revenue and profit goals for his or her product sales group. The second bonus plan, which applies to all other executive officers and key employees (other than the Chief Executive Officer), is based on the achievement of specified Company-wide pre-tax profit levels. Neither bonus plan is guaranteed and bonuses under either plan may be withheld by management or the Board of Directors or adjusted in the event of an acquisition or other material events during the year. Stock options are granted to officers to provide long-term incentives aligned with the interests of the Company's stockholders, at percentage interests in the Company that are comparable to those held by executive officers in other companies in the Omaha, Nebraska area and in the industry generally.

         In fiscal 2002, the compensation of Vinod Gupta, Chief Executive Officer of the Company, consisted of a base salary of $560,000 and an incentive bonus based on the Company's achievement of a certain level of EBITDA (earnings before interest, taxes, depreciation and amortization). Pursuant to this bonus plan, Mr. Gupta earned a cash bonus of $290,000 for fiscal 2002. In addition, the Company awarded Mr. Gupta a discretionary bonus of $140,000 for fiscal 2002 in recognition of his services to the Company during 2002. Mr. Gupta does not participate in the Company's other bonus programs. In establishing Mr. Gupta's compensation program, the Compensation Committee compared his compensation with the compensation of chief executive officers of other companies deemed by the Compensation Committee to be comparable to the Company. Mr. Gupta's incentive bonus plan was designed to align his incentives with the Company's business goals.

         In establishing the compensation of the Chief Executive Officer, the Compensation Committee also reviewed and considered certain business relationships between the Company and other entities in which Mr. Gupta has an ownership interest as set forth under "Certain Transactions" contained elsewhere in the proxy statement in which this Compensation Committee Report is included.

         The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

                             COMPENSATION COMMITTEE
                               Harold W. Andersen
                                George F. Haddix
                                Dennis P. Walker


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were timely complied with.

                              CERTAIN TRANSACTIONS

         Annapurna Corporation, which is 100% owned by Mr. Gupta, who is the Chairman and Chief Executive Officer of the Company, has fractional ownership in certain aircraft with NetJets. Annapurna Corporation bills the Company when the Company's employees and officers use the aircraft. The Company paid a total of $2.2 million, $2.1 million and $2.0 million in 2002, 2001 and 2000, respectively, to Annapurna Corporation for usage of the aircraft and other travel expenses. The amounts billed by Annapurna Corporation for the aircraft usage are comparable to the fees charged by other outside providers. The Company capitalized acquisition costs related to these payments of $0.6 million, $49 thousand and $0.6 million in 2002, 2001 and 2000, respectively.

         Mr. Gupta was eligible for a cash bonus in 2002 based on Company performance. The criteria for Mr. Gupta's bonus was that he would receive 10% of the Company's adjusted EBITDA in excess of $80 million. In January 2002, the Company paid an advance to Mr. Gupta in the amount of $1.5 million (based on 2001 performance) to be off set against any 2002 bonus payable to Mr. Gupta pursuant to his bonus program. The advance was to be applied to part or all of his 2002 bonus, if performance criteria are met, or paid back by Mr. Gupta within the next 12 months. In May 2002, Mr. Gupta paid back $0.6 million of the original advance, leaving an advance balance of $0.9 million. At

December 31, 2002, it was determined that Mr. Gupta was to receive a bonus of $0.4 million. The remaining balance of $0.5 million is classified as "Officer Note Receivable" on the Company's balance sheet.

         During 2002, the Company paid Everest Asset Management $415 thousand for acquisition-related expenses on certain acquisition transactions. Everest Asset Management is 100% owned by Mr. Gupta.

         The Company paid Everest Investment Management $120 thousand in 2001 for rented office space in a building adjacent to the Company's facility. Everest Investment Management is 40% owned by Mr. Gupta.

         Mr. Gupta also paid for Company expenses totaling $129 thousand in 2001 and $140 thousand in 2000 related to entertainment and investment management services. The 2000 expenses were recorded as a contribution of capital.

         During 2001, the Company invested $1 million in the Everest3 Fund, a blend of three index funds (S&P 500, Dow Jones and NASDAQ 100). Everest Funds Management LLC manages the fund. Mr. Gupta, who is the Chairman and Chief Executive Officer of the Company, owns 100% of the voting stock in Everest Funds Management LLC.

         During 2001, the Company acquired a building adjacent to the Company's facility by assuming a mortgage from Everest Investment Management, which is 40% owned by Mr. Gupta. The purchase price for the building was $2.8 million, which was at fair market value.

         The Company has retained the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. to provide certain legal services. Elliot S. Kaplan, a director of the Company, is a name partner and former Chairman of the Executive Board of Robins, Kaplan, Miller & Ciresi L.L.P.

         In October 2001, the Company made loans to the following executive officers to facilitate the exercise of stock options held by such individuals:
Allen F. Ambrosino ($400,000), Stormy Dean ($80,000), William L. Kerrey ($120,000), Monica Messer ($100,000), D.J. Thayer ($80,000) and Fred Vakili ($100,000). The loans were evidenced by promissory notes secured by the option shares, with interest at a rate of five percent, payable annually. All principal and interest is due on the five-year anniversary of the note, or 30 days after termination of the executive's employment, whichever occurs first. Mr. Kerrey, who ceased to be employed by the Company in 2002, and Mr. Thayer have repaid their notes in full.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                     BY ORDER OF THE BOARD OF DIRECTORS

Omaha, Nebraska
March 21, 2003

                                                                        APPENDIX

                                  INFOUSA INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                             MONDAY, APRIL 21, 2003
                                    5:00 P.M.
                                 AT: THE JAIPUR
                                10999 ELM STREET
                             OMAHA, NEBRASKA 68114





INFOUSA INC.
5711 SOUTH 86TH CIRCLE, OMAHA, NEBRASKA 68127                              PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF INFOUSA INC. (THE "COMPANY") TO BE HELD ON APRIL 21, 2003 OR ANY ADJOURNMENTS THEREOF.

The shares of the Company's Common Stock you hold as of the record date on March 5, 2003 will be voted as you specify below.

By signing the proxy, you revoke all prior proxies and appoint Stormy Dean and Fred Vakili, or either of them, as proxies with full power of substitution, to vote all shares of stock of the Company of record in the name of the undersigned at the close of business on March 5, 2003 at the Annual Meeting of Stockholders.

The undersigned stockholder hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting to be held on April 21, 2003.


                      See reverse for voting instructions.

                               Please detach here

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors (with       01 Vinod Gupta           [ ] Vote FOR         [ ] Vote WITHHELD
   terms expiring 2006):             02 George F. Haddix          all nominees         from all nominees
                                     03 Dr. Vasant H. Raval       (except as marked)

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
   INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE
   NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                              -------------------------------------------
2. Proposal to ratify the appointment of KPMG LLP as the      [ ] For       [ ] Against       [ ] Abstain
   Company's independent auditors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE WITH RESPECT TO SUCH OTHER MATTERS AS MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Address Change? Mark Box [ ]
Indicate changes below:
                                       Date
                                            -----------------------------------


                                -----------------------------------------------
                                Signature(s) in Box
                                Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.